EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 15, 2013

Glencore AG
By:	/s/ Andreas Hubmann
Name:	Andreas Hubmann
Title:	Director

By:	/s/ Stefan Peter
Name:	Stefan Peter
Title:	Officer
Glencore International AG
By:	/s/ Andreas Hubmann
Name:	Andreas Hubmann
Title:	Director

By:	/s/ Gerda Schwindt
Name:	Gerda Schwindt
Title:	Officer
Glencore International plc
By:	/s/ Steven Kalmin
Name:	Steven Kalmin
Title:	Director

Sopak AG
By:	/s/ Andreas Hubmann
Name:	Andreas Hubmann
Title:	Chairman

By:	/s/ Stefan Peter
Name:	Stefan Peter
Title:	Member